Exhibit 99.1

Accuray Accelerates Transformation Efforts with Appointment of Experienced

Executive Leaders to Drive Performance and Growth

Industry Veteran Steve La Neve Named Chief Executive Officer

Suzanne Winter to Retire as President and CEO

Company Appoints Steven F. Mayer as Transformation Board Sponsor

Chan W. Galbato Nominated to Board of Directors

MADISON, Wis., October 20, 2025 / PRNewswire / — Accuray Incorporated (NASDAQ: ARAY) today announced it is engaging in a significant organizational, strategic, and operational transformation. To accelerate this work, the company’s Board of Directors has appointed proven industry leaders with deep operational expertise to drive execution, strengthen performance, and enhance competitiveness. The transformation plan initiatives, most of which will be implemented during the current fiscal year, are designed to increase operating margins, enhance organizational responsiveness and agility, and position Accuray for sustainable, profitable growth.

As part of these actions, the Board has appointed Steve La Neve as Chief Executive Officer, effective today, October 20, 2025. He succeeds Suzanne Winter, who will retire after six years of service and remain in an advisory role through the end of November to ensure a seamless transition.

“With Accuray’s transformation plan well underway, these leadership appointments are proactive steps to add momentum and position the company for long-term success,” said Joe Whitters, Chairman of the Board. “Steve’s proven record of operational excellence and value creation at leading med-tech companies makes him exceptionally well suited to guide Accuray through its next phase of growth. The Board is committed to disciplined execution directed at expanding margins, enhancing competitiveness, and building a more agile, customer-focused organization while continuing the innovation that defines Accuray. We thank Suzanne for her leadership and lasting contributions in advancing our technology and strengthening our global presence.”

Mr. La Neve brings more than 40 years of international medical-technology experience with a track record of driving margin expansion and revenue growth. He previously served as President of the Trauma and Joint Reconstruction business unit of Globus Medical Inc. and President of Globus Medical Japan K.K. (NYSE: GMED), Chief Executive Officer and Board Member of Bone Biologics Corporation (NASDAQ: BBLG), Global President of Becton Dickinson Preanalytical Systems (NYSE: BDX), and as Global Sector President for Medtronic’s Spine and Biologics Division (NYSE: MDT).

“Accuray’s mission to deliver the curative power of radiation therapy to patients around the world is both inspiring and urgent,” said Mr. La Neve. “Accuray is one of just a few companies operating at the intersection of technical sophistication and human impact. The company has a robust installed base and is rapidly increasing its presence across several of the fastest growing markets globally. And our solutions continue to resonate, with order backlog continuing to be strong. I’m excited to work with the talented team at Accuray to build on this promise and foster a performance-driven culture that pairs innovation with execution, strengthens operational discipline, and drives sustainable, profitable growth. We will execute our transformation plan with clarity, confidence, and purpose to enhance our competitiveness and create long-term value for the patients, providers, and shareholders we serve.”

Board and Governance Updates

To support the execution of the company’s transformation and growth strategy, the Board announced two additional leadership changes.

Steven F. Mayer, who joined the Board in June 2025, has been appointed Transformation Board Sponsor and will partner closely with incoming CEO Steve La Neve and the management team to oversee execution of the company’s organizational, strategic and operational initiatives. Mr. Mayer brings extensive experience leading complex corporate transformations, having served nearly two decades at Cerberus Capital Management as Senior Managing Director, Co-Head of Global Private Equity, and Chairman of the Investment Committee. Most recently, after retiring from Cerberus, he served as Executive Chairman of global healthcare company Grifols, S.A., where he designed and led a company-wide transformation that realigned the organization and delivered more than €400 million in annual cost savings while sustaining strong revenue growth.

“I’m excited to partner with Steve La Neve and the Board to accelerate Accuray’s transformation,” added Mr. Mayer. “We are developing a clear plan that we’ve been investing behind, with strong leadership and a focused team ready to execute. We are acting decisively to align with strategic objectives, strengthen operations and deliver meaningful performance gains. We expect to reach a high single-digit adjusted EBITDA margin run-rate within twelve months and to expand that margin to double digits over the medium to long term. With its powerful combination of technology, talent, and purpose, Accuray is well positioned to compete more effectively and deliver sustained, profitable results.”

In addition, Chan W. Galbato has been nominated to the Accuray Board of Directors. Mr. Galbato brings more than 30 years of operational and strategic leadership experience across global enterprises. He currently serves as Senior Advisor to Barington Capital Group and Alvarez & Marsal Holdings and has held senior executive roles including Co-Chair of Albertsons Companies, CEO of Cerberus Operations and Advisory Company, and leadership positions at Invensys, The Home Depot, and GE. A seasoned board member, he has served on numerous public and private company boards, including as chair of several publicly traded organizations.

FTI Consulting continues to advise the company on its operational execution and transformation strategy. TCW, the company’s strategic lending partner, expressed strong support for the transformation plan and the accompanying leadership changes.

Fiscal 2026 First Quarter Financial Results

Accuray expects to release summary financial information for its fiscal 2026 first quarter on November 5. In connection with today’s announcement, the company is providing select preliminary information concerning its first quarter financial results. In its fiscal 2026 first quarter, service revenues were ahead of plan but product revenues were below expectations in EIMEA and China, resulting in total revenues of $92.5 to $94 million. Fiscal 2026 first quarter adjusted EBITDA was approximately ($4) million as geographic sales mix and joint venture accounting adversely impacted product gross margins.

The foregoing preliminary unaudited financial information for the fiscal 2026 first quarter is derived from preliminary internal financial reports. The company has not yet finalized its complete results of operations for the quarter ended September 30, 2025. The company may identify items that would require it to make adjustments, some of which could be material, to the preliminary unaudited financial information set forth in this press release.

About Accuray

Accuray is committed to expanding the powerful potential of radiation therapy to improve as many lives as possible. We invent unique, market-changing solutions designed to deliver radiation treatments for even the most complex cases—while making commonly treatable cases even easier—to meet the full spectrum of patient needs. We are dedicated to continuous innovation in radiation therapy for oncology, neuro-radiosurgery, and beyond, as we partner with clinicians and administrators, empowering them to help patients get back to their lives, faster. Accuray is headquartered in Madison, Wisconsin, with facilities worldwide. To learn more, visit www.accuray.com or follow us on Facebook, LinkedIn, X, and YouTube.

Forward-Looking Statements

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, to the company’s future results of operations, including expectations regarding: service and product revenue, total revenue and adjusted EBITDA; adjusted EBITDA margin run rates; the company’s ability to execute upon and realize the benefits of its transformation and growth strategy; the company’s transformation plan initiatives, including timing and expected benefits; the company’s leadership changes; the company’s ability to achieve its short and long-term goals; and expectations related to the markets and regions in which the company operates. These forward-looking statements involve risks and uncertainties. If any of these risk or uncertainties materialize, or if any of the company’s assumptions prove incorrect, actual results could differ materially from the results express or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the ability of the company to execute upon its transformation plan; the effect of the global macroeconomic environment on the operations of the company and those of its customers and suppliers; disruptions to the company’s supply chain, including increased logistics costs; the company’s ability to achieve widespread market acceptance of its products; substantial outstanding indebtedness and its ability to maintain compliance with financial covenants related to its debt; the effect of enhanced international tariffs on the company; the company’s ability to realize the expected benefits of the China joint venture and other partnerships; risks inherent in international operations; the company’s ability to maintain or increase its gross margins on product sales and services; delays in regulatory approvals or the development or release of new offerings; the company’s ability to meet the covenants under its credit facilities; the company’s ability to convert backlog to revenue; and such other risks identified under the heading “Risk Factors” in the company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on August 28, 2025, and as updated periodically with the company’s other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

Investor Relations Contact

Aman Patel, CFA

Investor Relations, ICR Healthcare

aman.patel@ICRHealthcare.com

Media Contact

Beth Kaplan

Public Relations Director, Accuray

bkaplan@accuray.com